                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934

Filed by the Registrant [ ]
Filed by a Party other than the Registrant [X]

Check the appropriate box:

[ ]      Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14A-6(e)(2))
[ ]      Definitive Proxy Statement
[ ]      Definitive Additional Materials
[X]      Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                    meVC Draper Fisher Jurvetson Fund I, Inc.
                (Name of Registrant as Specified In Its Charter)

                                 Millenco, L.P.
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[ ]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.
[ ]  $500 per each party to the controversy pursuant to Exchange Act
     Rule 14a-6(i)(3).
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

        1)  Title of each class of securities to which transaction applies:

        ........................................................................

        2)  Aggregate number of securities to which transaction applies:

        ........................................................................

        3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ........................................................................

        4)  Proposed maximum aggregate value of transaction:

        ........................................................................

        5)  Total fee paid:

        ........................................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        1)  Amount Previously Paid:
                                   .............................................
        2)  Form, Schedule or Registration Statement No.:
                                                         .......................
        3)  Filing Party:
                         .......................................................
        4)  Date Filed:
                       .........................................................


The material in this filing represents the material which was added to the website www.mevcshareholders.com on February 24, 2003. The list of documents on the website is revised to reflect the addition of this document to the website.

                            MILLENNIUM PARTNERS, L.P.


   666 FIFTH AVENUE                                   TELEPHONE 212.841.4100
NEW YORK, NY  10103-0899                               TELEFAX 212.841.4141

CONTACT
Media                                                 Investors
Paul Caminiti/Kim Levy/Keil Decker                    Robert Knapp
Citigate Sard Verbinnen                               Millennium Partners
(212) 687-8080                                        (212) 841-4100
Klevy@sardverb.com                                    Rknapp@mlp.com



                    MILLENNIUM COMMENTS ON ISS RECOMMENDATION

              -----------------------------------------------------

     NEW YORK, NY -- FEBRUARY 24, 2003 -- Millennium Partners today issued the following statement regarding Institutional Shareholder Services' ("ISS") recommendation for the MVC Capital (NYSE: MVC, "the Fund") shareholder vote on February 28, 2003.

     "We are not surprised by this decision given that ISS has historically been reluctant to oppose incumbent management in contested proxy situations. ISS generally influences institutional shareholders and index funds, but in the case of MVC, Millennium's institutional support is already very strong and we do not expect the ISS recommendation to make a significant impact. Our meetings with shareholders -- both institutional and retail -- suggest that there is strong support to oust CEO John Grillos and his proposed board and replace them with Millennium's nominees. The shareholders of MVC are well aware of this management team's deplorable corporate governance and disastrous performance and believe it is time for change."

     Millennium welcomes comments and suggestions from MVC shareholders at mevcshareholders@yahoo.com. For more information, shareholders can visit www.mevcshareholders.com.

                                     # # #

To the extent that the foregoing release may be considered a "solicitation," as defined by SEC regulations, such solicitation is being made by Millenco. L.P., a Delaware limited partnership, which is a broker-dealer and member of the American Stock Exchange. The general partner of Millenco is Millennium Management, LLC, a Delaware limited liability company. The sole manager of Millennium Management, LLC is Israel A. Englander. The principal office of Millenco, Millennium and Mr. Englander is 666 Fifth Avenue, New York, New York 10103.

For a description of the Millenco's direct or indirect interests in the Fund, we refer you to Millenco's filings on Schedule 13D which can be obtained from the SEC's website, www.sec.gov.

Millenco, L.P. has filed its definitive proxy statement with the Securities and Exchange Commission, and it will file additional solicitation material with the SEC in the future. SHAREHOLDERS SHOULD READ SUCH PROXY STATEMENT AND OTHER SOLICITATION MATERIAL CAREFULLY BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. ANY AND ALL PROXY STATEMENTS AND OTHER MATERIAL FILED IN CONNECTION WITH THE SHAREHOLDERS MEETING WILL BE AVAILABLE, FOR FREE, AT THE SECURITIES AND EXCHANGE COMMISSION'S WEBSITE WWW.SEC.GOV AND AT WWW.MEVCSHAREHOLDERS.COM. IN ADDITION, MILLENCO WILL MAKE AVAILABLE WITHOUT CHARGE, VIA EMAIL, ANY PROXY STATEMENT OR OTHER SOLICITATION MATERIAL IT MIGHT ISSUE, TO SHAREHOLDERS WHO REQUEST IT BY CONTACTING US AT: MEVCSHAREHOLDERS@YAHOO.COM.


The statements in this press release may be "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are subject to risks and uncertainties. In particular, statements in this press release that state the intentions, beliefs, expectations, strategies, predictions of Millennium or its nominees for directors with respect to the Fund and its operations, or any other statements relating to the Fund's future activities or other future events or conditions are "forward-looking statements." Forward-looking statements are not guarantees of future performance and involve risks, uncertainties and other factors, as well as general economic conditions, which are difficult to predict and any one or more of which could cause actual results to differ materially from those stated in such statements. Any forward-looking statements speak only as of the date on which the material is released, and Millennium does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of such information is released.